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                                                                     Exhibit 5.1

                       [Letterhead of Baker Botts L.L.P.]


                                                                  April 12, 2001



Torch Offshore, Inc.
401 Whitney Avenue, Suite 400
Gretna, Louisiana 70056-2596

Gentlemen:

                  We have acted as counsel for Torch Offshore, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement (as amended to date, the "Registration Statement") on Form S-1 (Registration No. 333-54120) filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Company's common stock, par value $0.01 per share (the "Common Stock"). The Registration Statement relates to the offering of up to $75,000,000 maximum aggregate offering price of shares of Common Stock (the "Shares") to be issued and sold by the Company, together with up to $11,250,000 maximum aggregate offering price of shares of Common Stock (the "Additional Shares"), consisting of Additional Shares that may be issued and sold by the Company and Additional Shares that may be sold by the Selling Stockholders identified in the Registration Statement (the "Selling Stockholders"), pursuant to the underwriters' over-allotment option as described in the Registration Statement. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                  We understand that the Shares are to be sold pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form to be filed as Exhibit 1.1 to the Registration Statement.

                  In our capacity as your counsel in the connection referred to above, we have examined the Certificate of Incorporation of the Company, as filed as Exhibit 3.1 to the Registration Statement (the "Certificate of Incorporation"), the Bylaws of the Company and the originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents pertaining to the Company as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents



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Torch Offshore, Inc.                                              April 12, 2001
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submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

         Based on our examination as aforesaid, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

                  1. The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware.

                  2. When offered as described in the Registration Statement, and upon (i) the taking of action by the duly authorized Pricing Committee of the Board of Directors of the Company to determine the price at which the Shares and any Additional Shares are to be sold to the underwriters by the Company and to authorize the issuance of such Shares and such Additional Shares, and (ii) the issuance and sale by the Company of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, such Shares and any such Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  3. The Additional Shares to be sold by the Selling Stockholders will be, upon (i) the consummation of the Contribution (as defined in the Registration Statement) contemplated by the Contribution Agreement dated as of January 15, 2001 among the Company and the other parties thereto and (ii) the sale by the Selling Stockholders in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

                  The opinions set forth above are limited in all respects to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws, each as in effect on the date hereof.

                  We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                             Very truly yours,

                                             /s/ BAKER BOTTS L.L.P.